UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report: July 6, 2007

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

345 E. Middlefield Road, Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 230-7500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2007, eGain Communications Corporation entered into a Note and Warrant Purchase Agreement and Amendment to Subordinated Secured Promissory Notes (the “Purchase Agreement”) with Ashutosh Roy, a director and major stockholder of eGain and the eGain’s Chief Executive Officer. In accordance with the Purchase Agreement, Mr. Roy has made an additional loan to eGain evidenced by a subordinated secured promissory note in an aggregate principal amount of $2,000,000. Mr. Roy has received a warrant to purchase up to 333,333 shares of Common Stock at an exercise price equal to $1.20 per share in connection with this loan. In addition, Mr. Roy has agreed to extend the maturity date of certain subordinated secured promissory notes which were previously issued to Mr. Roy, until March 31, 2009.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits

EXHIBIT NO. — DESCRIPTION

4.1	Warrant to Purchase Common Stock dated as of June 29, 2007

10.1	Note and Warrant Purchase Agreement and Amendment to Subordinated Secured Promissory Notes dated as of June 29, 2007

10.2	Subordinated Secured Promissory Note dated as of June 29, 2007

10.3	Restated Subordinated Secured Promissory Note as of June 29, 2007

10.4	Amended and Restated Subordination Agreement dated as of June 29, 2007

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2007	eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric Smit
Eric Smit
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)

3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock dated as of June 29, 2007

10.1	Note and Warrant Purchase Agreement and Amendment to Subordinated Secured Promissory Notes dated as of June 29, 2007

10.2	Subordinated Secured Promissory Note dated as of June 29, 2007

10.3	Restated Subordinated Secured Promissory Note as of June 29, 2007

10.4	Amended and Restated Subordination Agreement dated as of June 29, 2007

4